As filed with the Securities and Exchange Commission on July 22, 2004.
                                           Registration No. 333-117371

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 Post Effective
                               Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  DONINI, INC.
                           Formerly PRS Sub VI., Inc.
             (Exact name of registrant as specified in its charter)

          New Jersey                                             22-3768426
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

4555 boul, des Grandes Prairies, #30
St. Leonard, Montreal, Quebec, Canada                             H1R 1A5
(Address of Principal Executive Offices)                         (Zip Code)


                          VARIOUS CONSULTING AGREEMENTS
                             BETWEEN REGISTRANT AND
                          CONSULTANTS OF THE REGISTRANT
                            (Full title of the Plan)

                              FROHLING & HUDAK, LLC
                                17 Fulton Street
                            Newark, New Jersey 07102
           (Name and address, including zip code of agent for service)

                                 (973) 622-2800
          (Telephone number, including area code, of agent for service)

If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box. [ ]

TOTAL OF SEQUENTIALLY NUMBERED PAGES:

EXHIBIT INDEX ON SEQUENTIALLY NUMBERED PAGE:

Part I

         This Post Effective Amendment on Form S-8 is filed to supplement the Form S-8 filed by Registrant on July 22, 2004 by incorporating the Consents filed as Exhibits herewith.


Part II

Item 8.  Exhibits.

         The exhibits filed as a part of this Report or incorporated herein by reference are as follows:

Exhibit
  No.                                   Item
-------                                 ----

4.12 Opinion of Frohling & Hudak, LLC, regarding the legality of the securities being registered under this Registration Statement and Consent.

4.13        Consent of Samuel Klein and Company, CPA's.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amended Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on the 22nd day of July, 2004.


                                      DONINI, INC.


                                      By: /s/ PETER DEROS
                                          --------------------------
                                          Peter Deros, President and
                                            Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                        Title                            Date
     ---------                        -----                            ----


/s/ PETER DEROS          President, Chief Executive Officer,       July 22, 2004
--------------------     Chief Financial Officer
Peter Deros



Board of Directors

/s/ PETER DEROS          Director                                  July 22, 2004
--------------------
Peter Deros


/s/ THEO KALAITZIS       Director                                  July 22, 2004
--------------------
Theo Kalaitzis


/s/ JEAN VASSILIADIS     Director                                  July 22, 2004
--------------------
Jean Vassiliadis

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

                     INDEX TO EXHIBITS BEING FILED HEREWITH


Exhibit
  No.                                   Item
-------                                 ----

4.12 Consent and Opinion of Frohling & Hudak, LLC, regarding the legality of the securities being registered under this Registration Statement.

4.13        Consent of Samuel Klein and Company, CPA's.

                                      -4-